                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 28, 1998 (July 14, 1998)



                         AMERICAN RETIREMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   Tennessee                                  01-13031                      62-1674303
----------------------------------------------       ------------------------           ------------------
(State or Other Jurisdiction of Incorporation)       (Commission File Number)            (I.R.S. Employer
                                                                                        Identification No.)


  111 Westwood Place, Brentwood, Tennessee                       37027
--------------------------------------------              --------------------
  (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (615) 221-2250



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.
--------------------------------------------------------------------------------


         On July 14, 1998, American Retirement Corporation (the "Company") consummated the previously disclosed acquisition of 100% of the ownership interests in Freedom Group, Inc. ("FGI") and certain entities affiliated with FGI and with Robert G. Roskamp, FGI's founder and chairman, and entered into certain related transactions (collectively, the "FGI Transaction"). The Company used borrowings under existing lines of credit to fund the cash portion of the purchase price. See the Company's press release dated July 16, 1998, included as
Exhibit 99 to this Form 8-K, for additional information with respect to the FGI Transaction.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.
--------------------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired

                  Independent Auditors' Report                                                           5

                  Combined Balance Sheet of Freedom Group, Inc. and Subsidiaries and Freedom
                  Village of Holland, Michigan at December 31, 1997                                      6

                  Combined Statement of Income of Freedom Group, Inc. and Subsidiaries and
                  Freedom Village of Holland, Michigan for the year ended December 31, 1997              7

                  Combined Statement of Changes in Stockholders' Equity (Deficit) and Partnership
                  Capital of Freedom Group, Inc. and Subsidiaries and Freedom Village of Holland,
                  Michigan for the year ended December 31, 1997                                          8

                  Combined Statement of Cash Flows of Freedom Group, Inc. and Subsidiaries and
                  Freedom Village of Holland, Michigan for the year ended December 31, 1997              9

                  Notes to Combined Financial Statements of Freedom Group, Inc. and Subsidiaries
                  and Freedom Village of Holland, Michigan at December 31, 1997                         10

                  Condensed Combined Balance Sheets of Freedom Group, Inc. and Subsidiaries and
                  Freedom Village of Holland, Michigan at March 31, 1998 (Unaudited) and
                  December 31, 1997                                                                     27

                  Condensed Combined Statements of Income of Freedom Group, Inc. and Subsidiaries
                  and Freedom Village of Holland, Michigan for the three months ended March 31,
                  1998 and 1997 (Unaudited)                                                             28

                  Condensed Combined Statements of Cash Flows of Freedom Group, Inc. and
                  Subsidiaries and Freedom Village of Holland, Michigan for the three months ended
                  March 31, 1998 and 1997 (Unaudited)                                                   29

                  Notes to Condensed Combined Financial Statements of Freedom Group, Inc. and
                  Subsidiaries and Freedom Village of Holland, Michigan for the three months ended
                  March 31, 1998 and 1997 (Unaudited)                                                   30

         (b)      Pro Forma Financial Information                                                       33

                  Unaudited Pro Forma Condensed Combined Balance Sheet of American Retirement
                  Corporation at March 31, 1998                                                         34


                  Notes to Unaudited Pro Forma Condensed Combined Balance Sheet of American
                  Retirement Corporation at March 31, 1998                                        35

                  Unaudited Pro Forma Condensed Combined Statement of Operations of American
                  Retirement Corporation for the year ended December 31, 1997                     36

                  Notes to Unaudited Pro Forma Condensed Combined Statement of Operations of
                  American Retirement Corporation for the year ended December 31, 1997            37

                  Unaudited Pro Forma Condensed Combined Statement of Operations of American
                  Retirement Corporation for the three months ended March 31, 1998                38

                  Notes to Unaudited Pro Forma Condensed Combined Statement of Operations of
                  American Retirement Corporation for the three months ended March 31, 1998       39


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Freedom Group, Inc. and Subsidiaries:

     We have audited the accompanying combined balance sheet of Freedom Group, Inc. (the Company) and subsidiaries and Freedom Village of Holland, Michigan, a general partnership, as of December 31, 1997, and the related combined statements of income, changes in stockholders' equity (deficit) and partnership capital, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Freedom Group, Inc. and subsidiaries and Freedom Village of Holland, Michigan as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

St. Petersburg, Florida
March 6, 1998, except as to note 17,
  which is as of July 14, 1998

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

                                  ASSETS
Current assets:
  Cash and equivalents......................................  $  4,481,884
  Investment securities (note 9)............................     2,363,273
  Accounts receivable:
     Resident services......................................     3,519,529
     Affiliates (note 6)....................................       198,305
  Assets whose use is limited -- current portion (note 8)...     9,967,157
  Deferred income taxes (note 11)...........................       325,117
  Prepaid expenses and other current assets.................       670,747
                                                              ------------
          Total current assets..............................    21,526,012
  Assets whose use is limited -- noncurrent portion (note
     8).....................................................     4,289,138
  Investment in unconsolidated affiliates (note 5)..........     2,157,703
  Property, plant and equipment, net (notes 3 and 4)........   195,901,281
  Deferred lifecare fee receivable (note 2).................     9,539,864
  Costs in excess of net assets acquired....................    10,631,057
  Other assets..............................................    12,419,386
                                                              ------------
          Total assets......................................  $256,464,441
                                                              ============
   LIABILITIES, STOCKHOLDERS' EQUITY (DEFICIT) AND PARTNERSHIP CAPITAL
Current liabilities:
  Current installments of long-term debt (note 4)...........  $  9,917,248
  Current installments of master trust (note 2).............     1,967,675
  Accounts payable..........................................     1,916,888
  Accrued expenses..........................................     5,294,170
  Residents deposits........................................     4,998,724
  Income taxes payable......................................       581,765
                                                              ------------
          Total current liabilities.........................    24,676,470
Long-term debt, excluding current installments (note 4).....    56,148,315
Refundable portion of life estate purchase price............    62,688,081
Deferred life estate income.................................    85,552,325
Capital lease obligations, excluding current installments
  (note 7)..................................................     5,135,958
Note payable -- stockholder (note 6)........................     5,000,000
Deferred income taxes (note 11).............................     2,737,612
Other liabilities...........................................    12,536,424
                                                              ------------
          Total liabilities.................................   254,475,185
                                                              ------------
Cumulative preferred stock redeemable at fair value (note
  12).......................................................    10,200,000
Stockholders' equity (deficit) and partnership capital (note
  13):
  Common stock, $1.00 par value; 2,500 authorized shares;
     1,848 shares issued and outstanding, including treasury
     stock..................................................         1,848
  Additional paid-in capital................................     1,569,810
  Retained earnings.........................................            --
  Net unrealized gains on investment securities.............       642,974
  Treasury stock, 446 common shares, at cost................   (10,425,376)
                                                              ------------
          Total stockholders' equity (deficit) and
           partnership capital..............................    (8,210,744)
Commitments and contingencies (note 14).....................
                                                              ------------
          Total liabilities, stockholders' equity (deficit)
           and partnership capital..........................  $256,464,441
                                                              ============

            See accompanying notes to combined financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                          COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

Revenues:
  Resident and healthcare revenue...........................  $47,098,235
  Management fees...........................................    1,400,858
  Construction management and architectural fees............      929,386
                                                              -----------
          Total revenues....................................   49,428,479
                                                              -----------
Expenses:
  Community operating expense...............................   35,035,290
  General and administrative................................    4,094,068
  Depreciation and amortization.............................    7,796,965
  Lease expense.............................................      887,000
                                                              -----------
          Total expenses....................................   47,813,323
                                                              -----------
          Income from operations............................    1,615,156
Other income (expense):
  Equity in earnings of unconsolidated affiliates...........      785,339
  Minority interest in net income of subsidiaries...........    1,130,909
  Investment income.........................................    1,194,529
  Interest expense..........................................   (4,339,578)
                                                              -----------
          Income before income taxes........................      386,355
Income tax expense (note 11)................................      180,729
                                                              -----------
          Net income........................................  $   205,626
                                                              ===========
Net income attributable to common stockholders, after
  preferred dividends.......................................  $  (594,374)
                                                              ===========
Basic loss per common share.................................  $   (321.63)
                                                              ===========

            See accompanying notes to combined financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       (DEFICIT) AND PARTNERSHIP CAPITAL
                          YEAR ENDED DECEMBER 31, 1997

                                                                                             TOTAL
                                                                 NET                     STOCKHOLDERS'
                                                             UNREALIZED                    (DEFICIT)
                                    ADDITIONAL   RETAINED      GAIN ON                    AND EQUITY
                           COMMON    PAID-IN     EARNINGS    INVESTMENTS    TREASURY      PARTNERSHIP
                           STOCK     CAPITAL     (DEFICIT)   SECURITIES       STOCK         CAPITAL
                           ------   ----------   ---------   -----------   -----------   -------------
Balance at December 31,
  1996...................  $1,848   1,951,934     212,250      472,845     (10,425,376)   (7,786,499)
Change in unrealized gain
  on investment
  securities.............     --           --          --      170,129              --       170,129
Net income...............     --           --     205,626           --              --       205,626
Preferred stock dividends
  (note 12)..............     --     (382,124)   (417,876)          --              --      (800,000)
                           ------   ---------    --------      -------     -----------    ----------
Balance at December 31,
  1997...................  $1,848   1,569,810          --      642,974     (10,425,376)   (8,210,744)
                           ======   =========    ========      =======     ===========    ==========

            See accompanying notes to combined financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash provided by operating activities (note 15).............  $  1,236,715
                                                              ------------
Cash flows from investing activities, net of amounts
  acquired through acquisition:
  Purchase of property, plant and equipment.................   (54,601,207)
  Investment in unconsolidated affiliates...................    (2,611,458)
  Purchase of investment securities, net....................      (273,617)
  Increase in assets whose use is limited, net..............       (93,622)
  Distributions and loan repayments from unconsolidated
     affiliates.............................................     2,828,598
  Capital contributions from minority interests.............     2,265,000
  Capital distributions to minority interests...............      (446,771)
  Costs of acquiring initial lifecare and life estate sales
     contracts..............................................    (2,589,175)
                                                              ------------
          Net cash used in investing activities.............   (55,522,252)
                                                              ------------
Cash flows from financing activities:
  Proceeds from long-term debt..............................    52,891,851
  Proceeds from lifecare contracts and related deposits.....    41,439,268
  Proceeds in notes payable -- stockholders.................     5,000,000
  Payments on long-term debt................................   (41,880,772)
  Preferred stock dividends.................................      (600,000)
  Payments upon termination of life estate sales
     contracts..............................................    (2,147,574)
                                                              ------------
          Net cash provided by financing activities.........    54,702,773
                                                              ------------
          Net increase in cash and cash equivalents.........       417,236
Cash and cash equivalents at beginning of year..............     4,064,648
                                                              ------------
Cash and cash equivalents at end of year....................  $  4,481,884
                                                              ============

            See accompanying notes to combined financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Basis of Presentation

     Freedom Group, Inc. (the Company) was formed on January 4, 1988 to provide senior housing, health care, and other related services to residents through the development and operation of retirement communities, assisted living facilities and nursing centers. The Company has developed and manages senior living communities in Florida, Michigan, and Arizona. During 1997, the Company completed development of its Grandview Terrace community in Arizona and is actively developing communities in Florida and Pennsylvania.

     At December 31, 1997, the Company's working capital deficit of $3,150,458 includes current debt obligations of approximately $5,040,000 which would be funded upon the closing of the anticipated merger (note 16). In the event the merger is not completed, the terms of the stock redemption notes (note 4) with current amounts due of $4,170,150, allow for payment of deferrals if working capital amounts are not sufficient to meet current obligations.

  (b) Principles of Consolidation

     The combined financial statements include the consolidated accounts of Freedom Group, Inc. (the Company) and all subsidiaries and partnerships in which the Company has more than 50 percent equity ownership, and Freedom Village of Holland, Michigan. All significant intercompany transactions have been eliminated except as discussed in note 6. The following subsidiaries and partnerships are included in the combined financial statements:

                                                              OWNERSHIP
NAME                                                          PERCENTAGE
----                                                          ----------
Freedom Village of Holland, Michigan........................      38%
Freedom Plaza Limited Partnership (Freedom Plaza) (note
  14).......................................................      69%
Freedom Group -- Lake Seminole Square, Inc. (the
  Developer)................................................      93%
Lake Seminole Square Management Co., Inc.
  (the Management Company)..................................      93%
Freedom Village of Sun City Center, Ltd. (Sun City
  Center)...................................................      55%
S & S Building Materials, Inc. (S & S)......................     100%
Freedom Forms, Inc. (FF)....................................     100%
Freedom Communities at Sun City West, Inc. (Grandview
  Terrace)..................................................     100%
Freedom Group at Philadelphia, Inc. (Brandywine)............     100%
Freedom Group at Sarasota, Inc. (Sarasota Bay Club).........     100%

     The Company's share of earnings or losses of partnerships of which they own at least 20 percent or of which they are a general partner is included in investment in unconsolidated subsidiaries and in combined income under the equity method of accounting.

  (c) Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Property, Plant, and Equipment

     Property, plant, and equipment are stated at historical cost. Project costs associated with the acquisition, development, and construction of the facilities are capitalized as part of the facility cost. Additions and betterments that extend the life of an asset are capitalized. Interest incurred during the construction period is capitalized as part of the asset to which it relates and is amortized over the asset's estimated useful life. Maintenance and repair expenditures are expensed as incurred. Provisions for depreciation are computed using the straight-line method, generally using the following estimated composite useful lives:

Land improvements..........................................   27.5 years
Buildings and improvements.................................  20-40 years
Furniture, equipment and vehicles..........................    5-7 years

     Provisions for the amortization of the capital lease obligations is based on the estimated useful life of the leased assets, as it is shorter than the lease term. Amortization is included in depreciation and amortization expense in the combined financial statements.

  (e) Assets Whose Use is Limited

     Assets whose use is limited consists of refundable resident entrance fees and deposits, minimum liquid reserve accounts established under the State of Florida and Arizona insurance regulations, and funds pledged in accordance with a debt agreement (note 8).

  (f) Costs of Acquiring Initial Lifecare and Life Estate Sales Contracts

     Costs of acquiring initial lifecare and life estate sales contracts that are expected to be recovered from such contracts are capitalized and are amortized to expense on a straight-line basis over the average expected remaining lives of the residents under contract. Costs of acquiring lifecare and life estate sales contracts after the facility is substantially occupied are expensed as incurred. The gross costs and the related accumulated amortization as of December 31, 1997 amounted to $15,848,113 and $5,868,019, respectively. The remaining net costs of acquiring initial lifecare and life estate sales contracts of $9,980,094 are included in other assets.

     The Company analyzes costs of acquiring initial lifecare and life estate sales contracts periodically to determine whether any impairment has occurred in the value of such assets. Based upon the anticipated future income and cash from operations of the various communities that include these amounts, Company management believes there has been no impairment.

  (g) Costs in Excess of Net Assets Acquired

     Costs in excess of net assets acquired represents the excess of the consideration paid to former limited partners of Sun City Center and Freedom Plaza over the fair market value of the limited partners' interest in assets and liabilities of the Partnerships. This amount is being amortized over 27.5 years and is included in other assets. Accumulated amortization as of December 31, 1997 amounted to $1,143,872.

     The Company analyzes costs in excess of net assets acquired on a specific identification basis to determine whether any impairment has occurred in the value of such assets. Based upon the anticipated future income and cash from operations of Sun City Center and Freedom Plaza, Company management believes there has been no impairment.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (h) Refundable Portion of Life Estate Purchase Price and Deferred Life Estate Income

     The refundable portion of life care fees represents the amount which is due and refundable to the resident or the resident's estate upon contract termination. Refunds that have been paid by proceeds received subsequent to year end, are reported as noncurrent in the accompanying combined financial statements. The remaining purchase price is recorded as deferred life estate income at the time of purchase and amortized into income over the resident's estimated life expectancy, adjusted annually.

     Lifecare fee income related to residency agreements which are fully refundable upon resale, is recognized using the average life of the related buildings and improvements.

  (i) Investment Securities

     Investment securities consist of U.S. Treasuries, municipal debt and various equity and trust securities. Under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company classifies its investment securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading are classified as available-for-sale. At December 31, 1997, all investment securities held by the Company are classified as available-for-sale.

     Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. Dividend and interest income are recognized when earned.

  (j) Patient Service Revenue

     Patient service revenue derived from the Company's nursing and assisted living centers are reported at the estimated realizable amounts from its residents, third party payors, and others for services rendered. Revenue received under the Medicare program is subject to audit and provisions are recorded to estimate any settlements that may result from such audits.

  (k) Minority Interest

     The combined financial statements include 100% of the assets, liabilities and earnings of the combined companies described in note 1(b). The ownership in these companies that is not attributable to Freedom Group, Inc. is reflected as minority interest in combined subsidiaries and partnerships in the accompanying combined balance sheet. Total minority interest in the combined financial statements amounted to $6,037,883 at December 31, 1997 and is included in other liabilities.

  (l) Obligation to Provide Future Services

     Under the terms of certain lifecare and life estate sales contracts, subsidiaries of the Company are obligated to provide future services to their residents. These subsidiaries calculate the present value of the net cost of future services and use of facilities annually and compare that amount with the present value of future cash inflows. If the present value of the net cost of future services and use of facilities exceeds discounted future cash inflows, a liability is recorded (obligation to provide

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

future services and use of facilities) with the corresponding charge to income. The obligation is discounted at 6.5 percent, based on the expected long-term rate of return on government obligations. As of December 31, 1997, none of the subsidiaries had a liability associated with their obligation to provide future services and use of facilities.

  (m) Income Taxes

     The Company has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement
109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (n) Year 2000

     The Company does not anticipate being adversely impacted by Year 2000 compliance. The Company is currently converting its computer systems that are not already compliant to be compliant by the end of 1999. The total cost of compliance measures is not estimated to be material and its being funded through operating cash flows and expensed as incurred.

  (o) Financial Instruments

     The Company believes the carrying value of its debt obligations approximates their fair value as the stated interest rates approximate rates at which similar types of borrowing arrangements could be currently obtained by the Company.

     The Company holds a variety of investment securities which include municipal bonds, mortgage-backed securities, equity securities, and a beneficial interest in an investment trust. The fair value of investment securities is included in notes 8 and 9.

  (p) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  (q) Loss Per Common Share

     Loss per common share is computed by dividing net income, less preferred dividends of $800,000, by the weighted average number of common shares outstanding during the period.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (r) Recent Accounting Pronouncements

     On April 3, 1998, the AICPA Accounting Standards Executive Committee issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities (SOP 98-5). The SOP requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. SOP 98-5 defines start-up activities broadly to include those one-time activities related to:

     - Opening a new facility;
     - Introducing a new product or service;
     - Conducting business in a new territory;
     - Conducting business with a new class of customer or beneficiary;
     - Initiating a new process in an existing facility; or
     - Commencing some new operation.

     Start-up activities also include activities related to organizing a new entity (costs of such activities are commonly referred to as organization costs). The Company believes the application of the SOP will not be significant to the financial statements.

(2) DEFERRED LIFECARE FEE RECEIVABLE AND MASTER TRUST AGREEMENTS

     Under certain of the Company's residency and care agreements, each resident entered into a Master Trust Agreement whereby amounts were paid by the resident into a trust account. These funds were then available to the Company in the form of a non-interest bearing loan. This loan provides permanent financing for the facility and are collateralized by the property, plant, and equipment of Freedom Plaza, Sun City Center, and Freedom Village of Holland, Michigan. As of December 31, 1997, the remaining obligation under the Master Trust agreements is $68,976,422 and is payable monthly based on a 40-year amortization of each residents' balance. The current installment due in 1998, and for the subsequent five-year period is $1,967,675. The annual obligation is reduced as individual residency agreements terminate.

     Upon termination of the resident's occupancy, the resident or the resident's estate receives payment of the remaining loan balance from the Trust and agrees to pay a lifecare fee based on a formula in the residency and care agreement, not to exceed a specified percentage of the resident's original deposit to the Trust. This lifecare fee is recognized ratably over the estimated life expectancy of the resident beginning with the date of occupancy by the resident. The amortization of the lifecare fees is included in life estate income in the combined statement of operations and deferred lifecare fee receivable on the combined balance sheet. The Company reports the long-term obligation under the Master Trust Agreements as a refundable portion of life estate purchase price and deferred life estate income based on the applicable residency agreements. The obligation to the Master Trust is classified as follows in the accompanying balance sheet:

                                                              OTHER
                                               MASTER       RESIDENCY
                                                TRUST      AGREEMENTS       TOTAL
                                             -----------   -----------   ------------
Current installments of master trust.......  $ 1,967,675   $        --   $  1,967,675
Refundable portion of life estate purchase
  price....................................   29,359,365    33,328,716     62,688,081
Deferred life estate income................   37,649,382    47,902,943     85,552,325
                                             -----------   -----------   ------------
                                             $68,976,422   $81,231,659   $150,208,081
                                             ===========   ===========   ============

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3) PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment as of December 31, 1997 consists of the following:

Land and improvements.......................................  $ 24,026,081
Buildings and improvements..................................   169,848,631
Furniture, equipment and vehicles...........................    14,939,986
                                                              ------------
                                                               208,814,698
  Less accumulated depreciation.............................   (38,084,462)
                                                              ------------
                                                               170,730,236
Projects under development..................................    25,171,045
                                                              ------------
                                                              $195,901,281
                                                              ============

     The Company capitalizes interest cost as a component of the cost of constructing its facilities. Interest cost capitalized during the year ended December 31, 1997 amounted to $1,563,796.

     The Company estimates the remaining cost of construction at Brandywine to be approximately $26,000,000 which will be funded by a construction loan commitment (note 4).

(4) LONG-TERM DEBT

     Long-term debt as of December 31, 1997 consists of the following:

Promissory construction note payable, convertible into a
  bridge loan in February 1999 for an additional one year
  period, interest payable monthly at 9%, secured by
  security interest in real property of Brandywine..........  $12,440,963
Promissory note payable, interest at 8% payable in monthly
  installments of $91,462, including interest, through
  February 2021, secured by land and buildings of Freedom
  Plaza Nursing Center......................................   11,555,788
Promissory note payable, interest at 8% payable in monthly
  installments of $66,798, including interest, through 2021, secured by mortgage on real estate and security agreement
  encumbering the land and buildings of Freedom Village of
  Holland, Michigan.........................................    8,491,413
Promissory construction note payable, converted into a
  bridge loan in December 1997 for an additional one-year
  period, interest at prime plus .75% payable monthly,
  principal payable based on entrance fee collections,
  secured by security interest in real property of Grandview
  Terrace...................................................    7,785,155
Promissory note payable, interest at 10% through December
  31, 1998, 15% thereafter, payable monthly through December
  31, 1999, at which time the principal becomes due, secured
  by land of Sarasota Bay Club..............................    7,745,000
Construction and health center loans and related accrued
  interest payable to a bank, interest at 8.625% and prime
  plus .75%, principal and interest due in monthly
  installments through 1998 (see below), secured by
  mortgages on real estate of Sun City Center...............    3,721,530
Unsecured notes payable to former stockholders (note 12),
  interest at 8.0% payable quarterly through July 2001,
  principal amounts payable annually beginning April 1998
  through July 2001.........................................   10,425,376

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Unsecured notes payable, interest at 8.5%, payable quarterly through June 1998, at which time the principal balance is
  due.......................................................      870,000
     Property and equipment line of credit, maximum balance
      of $1,000,000, interest at 9.25%, payable monthly
      through 2003, secured by equipment....................      945,610
     Note payable to bank, due on demand, variable interest
      payable monthly.......................................      640,421
     Unsecured notes payable to residents of the Developer,
      interest at 8.75% payable quarterly, principal amounts
      payable through 1998..................................      380,000
     Other notes payable....................................    1,064,307
                                                              -----------
                                                               66,065,563
          Less current installments due.....................   (9,917,248)
                                                              -----------
            Long-term debt, excluding current portion.......  $56,148,315
                                                              ===========

     Scheduled maturities of long-term debt at December 31, 1997 is as follows:

1998.......................................................  $ 9,917,248
1999.......................................................   28,991,602
2000.......................................................    3,160,298
2001.......................................................    2,893,270
2002.......................................................      852,340
Thereafter.................................................   20,250,805
                                                             -----------
                                                             $66,065,563
                                                             ===========

     The Company is currently obligated under construction loans at Sun City Center for its third phase, Golfview Terrace, and at Grandview Terrace which was completed in June 1997 and in the process of completing sales on its unoccupied units. In connection with these construction loans, entrance fees collected are utilized to decrease the construction loan obligations based on specific terms of the loan agreements. During 1997, construction loans were decreased by $33,057,000 as entrance fees were collected for these newly constructed developments and recorded as deferred entrance fees. It is management's policy, based on historical experience from the other Company developments and terms of the related construction loan agreements, to classify that portion of the construction loans as long-term which will be satisfied through entrance fee amounts to be collected subsequent to December 31, 1997. Accordingly, management has classified a portion of the construction loan obligation amounting to $7,050,239 as noncurrent and payable in 1998 in the scheduled maturities.

     During 1996, Brandywine obtained a construction loan commitment from a bank for $42,100,000 to be used to finance the construction of the facility. The anticipated completion date of the construction is July 1998.

     Scheduled principal payments of $4,170,150 on the unsecured note payable to former stockholders became due in 1997. In accordance with the agreement for redemption, these payments have been deferred until cash flow of the Company is available to make the payments without hindering the Company's ability to meet its other current obligations.

     The Company is also obligated under non-interest bearing first mortgage notes payable to the Master Trust with principal due monthly based on a 40-year amortization of each resident's balance which becomes payable upon termination of the related residency agreements. The notes are

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

collateralized by property, plant, and equipment of Freedom Plaza, Sun City Center, and Freedom Village of Holland, Michigan. The obligation under the Master Trust is reported as refundable life estate purchase price and deferred income due to the nature of this underlying residency agreements (note 2).

(5) INVESTMENTS IN UNCONSOLIDATED AFFILIATES

     Investments in unconsolidated affiliates at December 31, 1997 consist of ownership interests in the following:

                                                              OWNERSHIP    CARRYING
                                                              INTEREST      VALUE
                                                              ---------   ----------
Peoria Retirement Residence (a limited liability
  corporation) (Peoria Retirement)..........................    50.00%    $1,099,532
Surprise Retirement Residence (a limited liability
  corporation) (Surprise)...................................    50.00%       612,000
Freedom Plaza Limited Partnership (note 14).................    50.00%            --
Freedom Properties West (a general partnership) with an
  interest in Casa Pacifica (a general partnership).........    20.00%      (261,632)
Freedom Properties -- Hemet (a general partnership).........    18.03%       505,682
Freedom Group -- Naples Limited Partnership.................    50.00%       202,121
                                                                          ----------
                                                                          $2,157,703
                                                                          ==========

     Peoria Retirement and Surprise were acquired in 1997 and are organized for the purpose of constructing and operating rental lifecare facilities. Operations of Peoria Retirement commenced in 1997 and Surprise is currently under development. These communities are developed and managed by an unrelated third party.

     During 1996, the Company acquired an additional partnership interest in Freedom Plaza Limited Partnership which required the Partnership to be combined into the financial statements of the Company (note 14).

     The Company's general partnership interest in Freedom Management Company was sold in 1996.

     Summary unaudited financial information for the unconsolidated partnerships as of December 31, 1997 is as follows:

Current assets............................................  $  3,566,872
Current liabilities.......................................    (3,516,332)
                                                            ------------
          Working capital.................................        50,540
Property, plant and equipment.............................    60,078,086
Accumulated depreciation..................................   (12,384,929)
                                                            ------------
Property, plant and equipment, net........................    47,693,157
Other assets..............................................     3,061,522
Long-term debt and other liabilities......................   (49,874,609)
                                                            ------------
          Partnership equity..............................       930,610
                                                            ------------
          Net income......................................  $  5,053,894
                                                            ============

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(6) RELATED PARTY TRANSACTIONS

     The Company has various transactions with the unconsolidated partnerships described in note 5, as well as with other affiliated companies in which they have no direct ownership interest. Accounts receivable from affiliates are non-interest bearing and relate to unpaid management fees and expenses paid on the affiliates' behalf.

     In a prior year, the Company issued a promissory note to a stockholder in the amount of $5,000,000. This amount was repaid in January 1996 and included interest at 10 percent. The Company also has an unsecured line of credit in the amount of $5,000,000 from this stockholder which was outstanding at December 31, 1997. The line of credit has been renewed on an annual basis and will be repaid after the construction loan at Brandywine (note 4) is satisfied during 1999. Accordingly, this obligation is reflected as noncurrent in the accompanying combined financial statements. This line of credit bears interest at 10 percent payable monthly. Interest expense on these obligations amounted to approximately $340,000 for the year ending December 31, 1997.

     At December 31, 1997, the Company has accounts and loans payable to its limited partner at Grandview Terrace in the amount of $1,154,266 which is included in other liabilities. This obligation is reflected as long-term as the repayment will not occur until construction loan obligations are met.

     The Company provides management services to combined companies and unconsolidated affiliates. Management fee revenues from consolidated entities and Freedom Village of Holland, Michigan have been eliminated. The Company also provides construction management and architectural services to combined companies and unconsolidated affiliates. Related intercompany profits or losses, if any, have been eliminated.

     The Company has entered into operating and capital lease agreements with affiliates of its limited partners at Freedom Plaza and Grandview Terrace. The operating lease agreements relate to each lifecare facilities land with payments due in monthly installments. Rental expense under these agreements was approximately $535,000 in 1997. Minimum lease payment obligations on these leases is included in note 7. The capital lease agreements relate to Grandview Terrace (note 7).

(7) LEASES

     The Company leases its corporate offices under an operating lease agreement that extends through November 30, 2000 and is also obligated under other operating leases for land and equipment through its subsidiaries and affiliates. Rental expense under these noncancelable operating lease agreements, including affiliate leases (note 6) was approximately $887,000 for year ending December 31, 1997.

     The Company is also obligated under a capital lease at Grandview Terrace consisting of a 45-year lease agreement with an affiliate of the Grandview Terrace limited partners for the land and building used for skilled nursing and assisted living care. As of December 31, 1997, the gross amount of plant and equipment, included in the buildings and improvements in the combined financial statements, and related accumulated amortization recorded under this capital lease was as follows:

Land and building...........................................  $5,077,227
     Less accumulated amortization..........................     (52,888)
                                                              ----------
                                                              $5,024,339
                                                              ==========

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments under the noncancelable operating lease and future minimum capital lease payments as of December 31, 1997 are as follows:

                                                             CAPITAL      OPERATING
                YEAR ENDING DECEMBER 31,                      LEASE        LEASES
                ------------------------                   -----------   -----------
1998.....................................................  $   377,412   $ 1,022,000
1999.....................................................      462,024       989,000
2000.....................................................      507,720       783,000
2001.....................................................      507,720       533,000
2002.....................................................      507,720       533,000
Later years, through 2003................................   20,054,940    18,450,000
                                                           -----------   -----------
          Total minimum lease payments...................   22,417,536   $22,310,000
                                                                         ===========
Less amount representing interest at 9.4%................   17,281,578
                                                           -----------
Present value of net minimum capital lease payments......    5,135,958
Less current installments................................           --
                                                           -----------
Obligations under capital leases, including accrued
  interest, excluding current installments...............  $ 5,135,958
                                                           ===========

(8) ASSETS WHOSE USE IS LIMITED

     At December 31, 1997, assets whose use is limited consists of the following:

Entrance fee escrow account................................  $ 9,151,842
Minimum liquid reserve.....................................    3,496,202
Resident deposits and other................................    1,608,251
                                                             -----------
                                                              14,256,295
  Less amounts that are required for current liabilities...   (9,967,157)
                                                             -----------
     Noncurrent portion....................................  $ 4,289,138
                                                             ===========

     The entrance fee escrow accounts consist of cash and cash equivalents held at banks for entrance fees which are refundable within a statutory seven-day period after move-in and entrance fee deposits on residential units in communities under development which are refundable upon notice. Deposits of residents who have entered into the facilities are reflected as noncurrent entrance fee deposits.

     The minimum liquid reserve account is established under the Florida Department of Insurance regulations for continuing care facilities (note 13). The minimum liquid reserve account was invested in investment securities as of December 31, 1997.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The cost, gross unrealized holding gains, gross unrealized holding losses and fair value for assets whose use is limited which are classified as available for sale, at December 31, 1997 are as follows:

                                                       GROSS        GROSS
                                                     UNREALIZED   UNREALIZED
                                                      HOLDING      HOLDING        FAIR
                                          COST         GAINS        LOSSES        VALUE
                                       -----------   ----------   ----------   -----------
Cash and equivalents.................  $10,086,534    $     --     $    --     $10,086,534
Municipal bonds......................      854,872      15,043          --         869,915
U.S. Treasury notes..................      504,004       4,922        (707)        508,219
Equity securities....................    2,273,368     520,667      (2,408)      2,791,627
                                       -----------    --------     -------     -----------
                                       $13,718,778    $540,632     $(3,115)    $14,256,295
                                       ===========    ========     =======     ===========

     Maturities of the municipal bonds and U.S. Treasury notes classified as available for sale are as follows at December 31, 1997:

                                                                              FAIR
                                                                 COST        VALUE
                                                              ----------   ----------
Due after one year through five years.......................  $  920,763   $  927,179
Due after five years through ten years......................     436,113      450,955
                                                              ----------   ----------
                                                              $1,356,876   $1,378,134
                                                              ==========   ==========

     Proceeds from the sale of investment securities available for sale were $5,420,395 in 1997, and gross realized gains included in 1997 investment income were $440,008. No realized losses were incurred in 1997.

(9) INVESTMENT SECURITIES

     The cost, gross unrealized holding gains, gross unrealized holding losses and fair value of available for sale securities by security type at December 31, 1997 are as follows:

                                                        GROSS        GROSS
                                                      UNREALIZED   UNREALIZED
                                                       HOLDING      HOLDING        FAIR
                                            COST        GAINS        LOSSES       VALUE
                                         ----------   ----------   ----------   ----------
Money Market...........................  $  407,669    $     --     $     --    $  407,669
U.S. Treasury notes....................      57,219       4,817           --        62,036
Municipal bonds........................     428,473       2,765           --       431,238
Equity securities......................   1,335,288     157,661      (30,619)    1,462,330
                                         ----------    --------     --------    ----------
                                         $2,228,649    $165,243     $(30,619)   $2,363,273
                                         ==========    ========     ========    ==========

     Maturities of U.S. Treasuries and municipal bonds classified as available for sale are as follows at December 31, 1997:

                                                                           FAIR
                                                                COST      VALUE
                                                              --------   --------
Due within one year.........................................  $ 70,517   $ 75,243
Due after one year through five years.......................   317,544    319,679
Due after five years........................................    97,631     98,352
                                                              --------   --------
                                                              $485,692   $493,274
                                                              ========   ========

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1997, proceeds from the sale of investment securities available for sale were $1,690,408 with realized gains of $372,727 and no realized losses.

(10) EMPLOYEE BENEFIT PLANS

     The Company has established a defined contribution profit sharing plan, including features under Section 401(k) of the Internal Revenue Code, and a nonqualified voluntary incentive plan for eligible employees of the Company and its affiliates. These plans provide employees with the opportunity to defer a portion of their salaries for the purpose of providing retirement benefits. The Company contributes to the plans a matching amount of 25% of the participant's contribution not to exceed 1% of the participant's annual salary. The contributions vest at 20% per year for each year of service with the Company.

     The nonqualified plan's vested balances earn interest at a rate determined prior to each plan year. The interest rate is to be no less than the prime lending rate. In 1996, vested contributions earned interest at 8.75%. As of December 31, 1997, the accrued liability relating to this plan is approximately $1,274,000, which includes participants' contributions, the vested portion of the Company's contributions and plan earnings. The accrued liability for employees no longer employed by the Company is recorded as a current liability which amounted to $759,000 at December 31, 1997. The Company has acquired life insurance policies on the participants for the purpose of funding the plan. The cash surrender value of the insurance policies is included in other assets on the balance sheet. The employees are considered general creditors of the Company.

     The Company has expensed approximately $202,000 in 1997 relating to its portion of employee contributions under these plans.

(11) INCOME TAXES

     Income tax attributable to income from continuing operations for the year ended December 31, 1997 consists of the following:

                                                     CURRENT    DEFERRED     TOTAL
                                                     --------   ---------   --------
U.S. Federal.......................................  $403,968   $(194,465)  $209,503
State and local....................................     7,471     (36,245)   (28,774)
                                                     --------   ---------   --------
                                                     $411,439   $(230,710)  $180,729
                                                     ========   =========   ========

     Income tax expense attributable to income from operations for the year ended December 31, 1997 principally differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from operations as a result of the following:

Computed expected tax expense at the federal rate of 34%....  $131,360
State income taxes, net of federal income tax benefit.......    49,369
                                                              --------
                                                              $180,729
                                                              ========

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

                                                              CURRENT    NONCURRENT
                                                              --------   -----------
Deferred tax assets --
  Accrued expenses..........................................  $325,117   $        --
  Minimum tax credit carryforwards..........................        --            --
                                                              --------   -----------
          Total gross deferred assets.......................   325,117            --
                                                              --------   -----------
Deferred tax liabilities --
  Plant and equipment, principally due to differences in
     depreciation...........................................        --      (103,718)
  Life estate income, principally due to accrual of
     revenue................................................        --       527,532
  Investment in Partnerships................................        --    (3,357,077)
  Pre-opening costs.........................................        --       195,651
                                                              --------   -----------
          Total gross deferred liabilities..................        --    (2,737,612)
                                                              --------   -----------
          Net deferred asset (liability)....................  $325,117   $(2,737,612)
                                                              ========   ===========

     There was no valuation allowance for the deferred tax assets as of December 31, 1997 and, therefore, no change in the valuation allowance for the year ended December 31, 1997.

(12) REDEEMABLE PREFERRED STOCK

     Series A preferred stock consists of 500 shares authorized and outstanding. The holders of preferred stock have voting rights, a preference senior to the common stockholders in the event of voluntary or involuntary liquidation of the Company, and are entitled to receive cumulative dividends of $400 per share on a quarterly basis. Dividends in arrears shall be paid prior to current dividends. Preferred stock dividends of $600,000 were paid in 1997 and $200,000 is the remaining obligation related to 1997. There are no arrearages of unpaid dividends prior to 1997.

     The preferred stock also includes options for redemption or conversion of all outstanding shares. The holders of preferred stock may exercise a redemption option, whereby all of the then outstanding shares of preferred stock would be redeemed by the Company at a price per share equal to the fair market value of such shares on the date the option is exercised. This amount, including accrued and unpaid dividends, would be paid in sixty equal monthly payments, including interest at 10%. The conversion option provides for conversion of one share of preferred stock into .924 shares of Class B common stock.

(13) STOCKHOLDERS' EQUITY

     The Company is authorized to issue 3,000 shares of stock divided among the following types: Common, Class A and Class B; and Preferred, Series A.

     Class A common stock consists of 2,000 authorized shares, 1,848 of which are issued and outstanding. Class B consists of 500 shares held in reserve for the conversion of preferred stock (note 12). With the exception of special voting rights granted to Class B stockholders, the rights and privileges of both Class A and Class B common stockholders are equal.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(14) COMMITMENTS AND CONTINGENCIES

     The States of Florida and Arizona have certain rules for providers of continuing care services including the maintenance of liquid reserves at specified levels and certain financial ratios. Management believes the Company is in compliance with these rules based on its latest regulatory filings.

     During the normal course of business, the Company may be subject to liability claims related to providing services to its residents. The Company has professional liability coverage with a commercial insurance carrier for potential losses related to these matters, if any.

     Certain subsidiaries of the Company have entered into residency agreements whereby the Partnership is liable for a repurchase price of at least 100% of the original purchase price for that resident, payable solely from the proceeds of resale. The total potential refund liability related to these agreements is approximately $19,145,000 at December 31, 1997. Based on current year sales prices and anticipated market conditions in the coming year, management believes its resale prices on these units will exceed its related refund obligation in material respects.

     During 1997, Sun City Center was named in a lawsuit by an adjacent golf course owner alleging misrepresentations about the number of units to be developed by the Partnership. This matter is in the preliminary stages of discovery and no provision for settlement has been recorded in the financial statements. The Company believes these claims are without merit and intends to vigorously defend this claim.

     As of December 31, 1997, property tax assessments at Freedom Village of Holland, Michigan totaling $180,000 for 1992 and 1993 have been contested by the Company and are under appeal in the Michigan Court of Appeals and the Michigan Tax Tribunal. Management has not recorded any liabilities related to these assessments as the outcome of this matter cannot be determined at this time.

(15) FREEDOM PLAZA LIMITED PARTNERSHIP

     On January 2, 1996, the Company acquired an additional partnership interest of 49.9% in Freedom Plaza Limited Partnership for $10,000,000 and subsequently admitted a new limited partner resulting in a general partner interest of 81.95% (note 5). As a result of the purchase, Freedom Plaza Limited Partnership is combined in the Company's operations subsequent to the date of acquisition in fiscal year 1996. Prior to the acquisition, the Company accounted for its 50% interest under the equity method. The acquisition has been accounted for as a purchase, and accordingly, the purchase price has been allocated to the partnership interest acquired in Freedom Plaza Limited Partnership's assets and liabilities based on their estimated fair values at January 2, 1996. The effect of the purchase was to record cost in excess of fair value of assets acquired in the amount of approximately $9,460,000 during 1996. During 1997, the limited partner increased its ownership interest to approximately 31% through a contribution of land and cash totaling $2,265,000.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(16) CASH FLOWS FROM OPERATING ACTIVITIES AND SUPPLEMENTAL INFORMATION

Cash flows from operating activities:
  Net income...............................................  $   205,626
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................    7,796,965
     Deferred income taxes.................................     (230,710)
     Equity in earnings of unconsolidated affiliates.......     (785,339)
     Minority interest in net income of subsidiaries.......   (1,130,909)
     Life estate income....................................   (7,224,530)
     Changes in operating assets and liabilities:
       Decrease in accounts receivable -- affiliates.......      108,651
       Increase in accounts receivable.....................     (859,064)
       Increase in prepaid expenses and other current
          assets...........................................     (237,252)
       Increase in income taxes............................      374,067
       Increase in other assets............................     (825,840)
       Increase in accounts payable and accrued expenses...    3,008,508
       Increase in other liabilities.......................    1,036,542
                                                             -----------
          Net cash provided by operating activities........  $ 1,236,715
                                                             ===========

     Supplemental schedule of cash flow information:

  Interest paid during the year, net of amounts
     capitalized............................................  $5,394,336
                                                              ----------
  Income tax paid (net of refunds received).................  $ (148,399)
                                                              ==========
Schedule of noncash activities -- Contribution of land for
  minority interest.........................................  $  850,000
                                                              ----------
  Capital lease obligation assumed..........................  $5,135,998
                                                              ==========

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(17) SUBSEQUENT EVENT

     On July 14, 1998, American Retirement Corporation (ARC) acquired all of the Company's common stock, Freedom Village of Holland, Michigan and certain entities affiliated with the Company and/or its chairman in exchange for 1,370,000 shares of ARC common stock, valued at $19,779,000, and cash totaling approximately $23,214,000. Prior to consummation, certain subsidiaries and unconsolidated affiliates were spun off from the Company. The spin-off entities included Freedom Plaza, Grandview Terrace, Brandywine, Sarasota Bay Club, and certain unconsolidated affiliates. In addition, ARC assumed certain debt obligations that became due upon change in ownership. At this time, no adjustments to the combined financial statements of the Company have been made. An unaudited summary of the anticipated effect of the spin-off as of December 31, 1997 and the year then ended is as follows:

                                                COMBINED
                                          FREEDOM GROUP, INC.
                                          AND SUBSIDIARIES AND                                    ENTITY
                                           FREEDOM VILLAGE OF      ENTITIES     ADJUSTMENTS/   ACQUIRED BY
BALANCE SHEET                              HOLLAND, MICHIGAN       EXCLUDED     ELIMINATIONS       ARC
-------------                             --------------------   ------------   ------------   ------------
                                                                 (UNAUDITED)                   (UNAUDITED)
Current assets:
  Cash and cash equivalents..............     $  4,481,884       $  1,418,402   $         --   $  3,063,482
  Accounts receivable, net...............        3,717,834          1,300,272        916,303      3,333,865
  Deferred income taxes..................          325,117                 --             --        325,117
  Other current assets...................       13,001,177          7,123,221             --      5,877,956
                                              ------------       ------------   ------------   ------------
         Total current assets............       21,526,012          9,841,895        916,303     12,600,420
                                              ------------       ------------   ------------   ------------
Property, plant and equipment, net.......      195,901,281        102,512,080             --     93,389,201
Deferred lifecare receivable.............        9,539,864          5,295,614             --      4,244,250
Costs in excess of net assets acquired...       10,631,057          8,772,600             --      1,858,457
Other assets.............................       18,866,227          9,457,977                     9,408,250
                                              ------------       ------------   ------------   ------------
         Total assets....................     $256,464,441       $135,880,166   $    916,303   $121,500,578
                                              ============       ============   ============   ============
Current liabilities:
  Current installments of long-term
    debt.................................     $  9,917,248       $  2,963,742   $         --   $  6,953,506
  Current installments of Master Trust...        1,967,675            528,408             --      1,439,267
  Accounts payable and accrued expenses..        7,211,058          2,194,982       (104,120)     4,911,956
  Other current liabilities..............        5,580,489          4,049,324        167,758      1,698,923
                                              ------------       ------------   ------------   ------------
         Total current liabilities.......       24,676,470          9,736,456         63,638     15,003,652
                                              ------------       ------------   ------------   ------------
Long-term debt, excluding current
  portion................................       56,148,315         37,887,711             --     18,260,604
Refundable portion of life estate
  purchase price.........................       62,688,081         15,230,839             --     47,457,242
Deferred life estate income..............       85,552,325         42,037,803             --     43,514,522
Deferred income taxes....................        2,737,612                 --       (942,915)     1,794,697
Other liabilities........................       22,672,382         14,932,872     (5,720,693)     2,018,817
                                              ------------       ------------   ------------   ------------
         Total liabilities...............      254,475,185        119,825,681     (6,599,970)   128,049,534
Redeemable cumulative preferred stock....       10,200,000                       (10,200,000)            --
Total stockholders' equity
  (deficit) and partnership
  capital................................       (8,210,744)        16,054,485     17,716,273     (6,548,956)
                                              ------------       ------------   ------------   ------------
         Total liabilities, stockholders'
           equity and partnership
           capital.......................     $256,464,441       $135,880,166   $    916,303   $121,500,578
                                              ============       ============   ============   ============

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                          COMBINED
                                    FREEDOM GROUP, INC.
                                    AND SUBSIDIARIES AND                                   ENTITY
                                     FREEDOM VILLAGE OF     ENTITIES     ADJUSTMENTS/   ACQUIRED BY
STATEMENT OF INCOME                  HOLLAND, MICHIGAN      EXCLUDED     ELIMINATIONS       ARC
-------------------                 --------------------   -----------   ------------   ------------
                                                           (UNAUDITED)                  (UNAUDITED)
Revenues:
  Resident and healthcare
     revenue......................      $47,098,235        $17,280,806   $        --    $29,817,429
  Management fees.................        1,400,858                 --       820,226      2,221,084
  Construction management and
     architectural fees...........          929,386                 --            --        929,386
                                        -----------        -----------   -----------    -----------
          Total revenues..........       49,428,479         17,280,806       820,226     32,967,899
                                        -----------        -----------   -----------    -----------
Operating expenses:
  Community operating expense.....       35,035,290         14,382,819            --     20,652,471
  General and administrative......        4,094,068                 --            --      4,094,068
  Depreciation and amortization...        7,796,965          2,891,944            --      4,905,021
  Lease expense...................          887,000            486,000            --        401,000
                                        -----------        -----------   -----------    -----------
          Total operating
            expenses..............       47,813,323         17,760,763            --     30,052,560
                                        -----------        -----------   -----------    -----------
     Income (loss) from
       operations.................        1,615,156           (479,957)      820,226      2,915,339
                                        -----------        -----------   -----------    -----------
Other income (expense):
  Interest expense................       (4,339,578)        (2,408,315)      168,780     (1,762,483)
  Minority interest in net income
     of subsidiaries..............        1,130,909                 --    (1,381,363)      (250,454)
  Other income (expenses).........        1,979,868            944,215      (168,780)       866,873
                                        -----------        -----------   -----------    -----------
          Total other income
            (expense).............       (1,228,801)        (1,464,100)   (1,381,363)    (1,146,064)
          Income before taxes.....          386,355         (1,944,057)     (561,137)     1,769,275
Income tax expense................          180,729                 --       509,286        690,015
                                        -----------        -----------   -----------    -----------
          Net income..............      $   205,626        $(1,944,057)  $(1,070,423)   $ 1,079,260
                                        ===========        ===========   ===========    ===========

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                       CONDENSED COMBINED BALANCE SHEETS
                MARCH 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997

                                                                  1998           1997
                                                              ------------   ------------
                                                              (UNAUDITED)
Current assets:
  Cash and equivalents......................................  $  2,974,818   $  4,481,884
  Accounts receivable, net..................................     4,006,504      3,717,834
  Deferred income taxes.....................................       325,117        325,117
  Assets whose use is limited -- current portion............    12,174,559      9,967,157
  Other current assets......................................     2,131,030      3,034,020
                                                              ------------   ------------
          Total current assets..............................    21,612,028     21,526,012
Assets whose use is limited -- noncurrent portion...........     5,612,699      4,289,138
Investment in consolidated affiliates.......................     2,503,702      2,157,703
Property, plant and equipment, net..........................   204,149,519    195,901,281
Deferred lifecare fees receivable...........................     9,909,875      9,539,864
Cost in excess of net assets acquired, net..................    10,339,611     10,631,057
Other assets................................................    11,619,956     12,419,386
                                                              ------------   ------------
          Total assets......................................  $265,747,390   $256,464,441
                                                              ============   ============
Current liabilities:
  Current portion of long term debt.........................  $  9,917,248   $  9,917,248
  Current portion of master trust...........................     1,967,675      1,967,675
  Accounts payable and accrued expenses.....................     8,418,912      7,211,058
  Other current liabilities.................................        89,800        581,765
  Resident deposits.........................................     6,153,095      4,998,724
                                                              ------------   ------------
          Total current liabilities.........................    26,546,730     24,676,470
Long-term debt, excluding current portion...................    63,772,332     56,148,315
Refundable portion of life estate purchase price............    65,183,365     62,688,081
Deferred life estate income.................................    86,075,815     85,552,325
Capital lease obligations excluding current installments....     5,172,312      5,135,958
Note payable -- stockholder.................................     5,000,000      5,000,000
Deferred income taxes.......................................     2,466,180      2,737,612
Other liabilities...........................................     9,240,396     12,536,424
                                                              ------------   ------------
          Total liabilities.................................   263,457,130    254,475,185
                                                              ------------   ------------
Redeemable cumulative preferred stock.......................    10,400,000     10,200,000
Stockholders' equity and partnership capital:
  Common stock..............................................         1,848          1,848
  Additional paid-in capital................................     1,369,810      1,569,810
  Other shareholders' equity................................    (9,481,398)    (9,782,402)
                                                              ------------   ------------
          Total stockholders' equity and partnership
            capital.........................................    (8,109,740)    (8,210,744)
                                                              ------------   ------------
          Total liabilities and stockholders' equity and
            partnership capital.............................  $265,747,390   $256,464,441
                                                              ============   ============

                See accompanying notes to financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                    CONDENSED COMBINED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998          1997
                                                              -----------   -----------
Revenues:
  Resident and healthcare revenue...........................  $13,025,932   $10,530,590
  Management fees...........................................      414,592       308,807
  Construction fees.........................................      121,848        76,029
                                                              -----------   -----------
          Total revenues....................................   13,562,372    10,915,426
                                                              -----------   -----------
Expenses:
  Community operating expenses..............................    9,695,246     7,440,530
  General and administrative................................      947,743       807,292
  Depreciation and amortization.............................    2,072,129     1,573,053
  Lease expense.............................................      440,715       129,432
                                                              -----------   -----------
          Total expenses....................................   13,155,833     9,950,307
                                                              -----------   -----------
          Income from operations............................      406,539       965,119
Other income (expense):
  Merger expenses...........................................      (96,000)           --
  Interest expense..........................................   (1,181,859)     (589,992)
  Minority interest in losses of subsidiaries...............      341,167       (13,600)
  Investment income.........................................      138,596        70,972
  Other.....................................................       58,719            --
                                                              -----------   -----------
          Total other income (expense)......................     (739,377)     (532,620)
          Income (loss) before income taxes.................     (332,838)      432,499
Income tax benefit (expense)................................      126,472      (168,675)
                                                              -----------   -----------
          Net income (loss).................................  $  (206,366)  $   263,824
                                                              ===========   ===========
          Net (loss) income attributable to common
             stockholders, after preferred dividends........  $  (406,366)  $    63,824
                                                              ===========   ===========
          Basic (loss) income per common share..............  $   (219.89)  $     34.54
                                                              ===========   ===========

                See accompanying notes to financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                                  1998          1997
                                                              ------------   -----------
Cash flows from operating activities:
  Net income................................................  $   (206,366)  $   263,824
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     2,072,129     1,573,053
     Deferred income taxes..................................      (271,432)           --
     Equity in earnings of unconsolidated affiliates........       (58,717)     (184,740)
     Minority interest in net income of subsidiaries........      (341,167)       13,214
     Life estate income.....................................    (2,251,306)   (1,752,547)
     Changes in operating assets and liabilities:
       Decrease in accounts receivable......................      (288,670)     (383,086)
       Increase in other assets.............................       281,704       304,962
       Increase in income taxes.............................      (491,962)           --
       Increase in other taxes..............................            --        (7,625)
       Increase in other assets.............................     1,812,988            --
       Increase (decrease) in accrued expenses..............     1,207,835      (920,168)
       (Decrease) increase in other liabilities.............    (2,035,038)      566,772
                                                              ------------   -----------
          Net cash used in operating activities.............      (570,002)     (526,341)
                                                              ------------   -----------
Cash flows from investing activities, net of amounts
  acquired through acquisition
  Purchase of property, plant and equipment.................   (10,320,367)   (9,000,325)
     Investment in unconsolidated affiliates................      (513,966)      (23,598)
     Sale of investment securities, net.....................       926,148        23,923
     Increase in assets whose use is limited, net...........    (3,530,962)     (618,757)
     Distributions and loan repayments from unconsolidated
       affiliates...........................................       226,699       128,341
     Capital contributions from minority interests..........     1,000,000     1,140,000
     Capital distributions to minority interests............      (170,067)      (64,707)
     Costs of acquiring initial lifecare and life estate
       sales contracts......................................      (723,030)     (580,872)
                                                              ------------   -----------
          Net cash used in investing activities.............   (13,105,545)   (8,995,995)
                                                              ------------   -----------
Cash flows from financing activities:
  Proceeds from long-term debt and master trust.............     4,146,364    11,921,754
  Proceeds from lifecare contracts and related deposits.....     9,875,366     2,930,210
  Payments on long-term debt................................      (713,802)   (3,722,664)
  Preferred stock dividends.................................            --      (200,000)
  Payments upon termination of life estate sales
     contracts..............................................    (1,139,447)     (796,080)
                                                              ------------   -----------
          Net cash provided by financing activities.........  $ 12,168,481   $10,133,220
                                                              ============   ===========
          Net (decrease) increase in cash and cash
            equivalents.....................................    (1,507,066)      610,884
Cash and cash equivalents at beginning of year..............     4,481,884     4,064,648
                                                              ------------   -----------
Cash and cash equivalents at end of year....................  $  2,974,818   $ 4,675,532
                                                              ============   ===========

                See accompanying notes to financial statements.

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The accompanying unaudited condensed combined financial statements of Freedom Group, Inc. and Subsidiaries and Freedom Village of Holland, Michigan (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. These financial statements should be read in conjunction with the combined financial statements and the notes thereto included herein for the year ended December 31, 1997.

(2) SUBSEQUENT EVENT

     On July 14, 1998, American Retirement Corporation (ARC) acquired all of the Company's common stock, Freedom Village of Holland, Michigan and certain entities affiliated with the Company and/or its chairman in exchange for 1,370,000 shares of ARC common stock, valued at $19,779,000, and cash totaling approximately $23,214,000. Prior to consummation, certain subsidiaries and unconsolidated affiliates were spun off from the Company. The spin-off entities included Freedom Plaza, Grandview Terrace, Brandywine, Sarasota Bay Club, and certain unconsolidated affiliates. In addition, ARC assumed certain debt obligations that became due upon change in ownership. At this time, no adjustments to the combined financial statements of the Company have been made. An unaudited summary of the anticipated effect of the spin-off as of March 31, 1998 and the three months then ended is as follows:

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                      COMBINED
                                    FREEDOM GROUP                                       ENTITY
                                 AND FREEDOM VILLAGE     ENTITIES     ADJUSTMENTS/     ACQUIRED
                                     OF HOLLAND          EXCLUDED     ELIMINATIONS      BY ARC
                                 -------------------   ------------   ------------   ------------
Current assets:
  Cash and cash equivalents....     $  2,974,818       $    694,690   $         --   $  2,280,128
  Accounts receivable, net.....        4,006,504          1,429,895        546,505      3,123,114
  Deferred income taxes........          325,117                 --             --        325,117
  Other current assets.........       14,305,589          7,338,860             --      6,966,729
                                    ------------       ------------   ------------   ------------
          Total current
            assets.............       21,612,028          9,463,445        546,505     12,695,088
Land, buildings and equipment,
  net..........................      204,149,519        110,435,823             --     93,713,696
Deferred lifecare receivable...        9,909,875          5,590,878             --      4,318,997
Costs in excess of net assets
  acquired, net................       10,339,611          8,502,193             --      1,837,418
Other assets...................       19,736,357         10,288,280             --      9,448,077
                                    ------------       ------------   ------------   ------------
          Total assets.........     $265,747,390       $144,280,619   $    546,505   $122,013,276
                                    ============       ============   ============   ============
Current portion of long-term
  debt.........................     $  9,917,248       $  1,853,933   $         --   $  8,063,315
Current portion of master
  trust........................        1,967,675            528,408             --      1,439,267
Accrued expenses...............        8,418,912          2,787,762        365,133      5,996,283
Other current liabilities......        6,242,895          4,713,177             --      1,529,718
                                    ------------       ------------   ------------   ------------
          Total current
            liabilities........       26,546,730          9,883,280        365,133     17,028,583
                                    ------------       ------------   ------------   ------------
Long term debt, excluding
  current portion..............       63,772,332         45,016,370             --     18,755,962
Refundable portion of life
  estate purchase price........       65,183,365         16,432,393             --     48,750,972
Deferred life estate income....       86,075,815         43,634,378             --     42,441,437
Deferred income taxes..........        2,466,180                 --       (786,941)     1,679,239
Other long term liabilities....       19,412,708         13,452,364     (5,202,918)       757,426
                                    ------------       ------------   ------------   ------------
          Total liabilities....      263,457,130        128,418,785     (5,624,726)   129,413,619
Redeemable preferred stock.....       10,400,000                 --    (10,400,000)            --
Total stockholders equity and
  partnership capital..........       (8,109,740)        15,861,834     16,571,231     (7,400,343)
                                    ------------       ------------   ------------   ------------
          Total liabilities and
            stock-holder's
            equity and
            partnership
            capital............     $265,747,390       $144,280,619   $    546,505   $122,013,276
                                    ============       ============   ============   ============

                      FREEDOM GROUP, INC. AND SUBSIDIARIES
                    AND FREEDOM VILLAGE OF HOLLAND, MICHIGAN

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                             COMBINED
                                       FREEDOM GROUP, INC.
                                       AND SUBSIDIARIES AND                                  ENTITY
                                        FREEDOM VILLAGE OF     ENTITIES     ADJUSTMENTS/   ACQUIRED BY
STATEMENT OF INCOME                     HOLLAND, MICHIGAN      EXCLUDED     ELIMINATIONS       ARC
-------------------                    --------------------   -----------   ------------   -----------
                                                              (UNAUDITED)                  (UNAUDITED)
Revenues:
  Resident and healthcare revenue....      $13,025,932        $5,484,609     $      --     $7,541,323
  Management fees....................          414,592                --       279,442        694,034
  Construction management fee........          121,848                --            --        121,848
                                           -----------        ----------     ---------     ----------
          Total revenues.............       13,562,372         5,484,609       279,442      8,357,205
                                           -----------        ----------     ---------     ----------
Operating expenses:
  Community operating expense........        9,695,246         4,217,463            --      5,477,783
  General and administrative.........          947,743                --            --        947,743
  Depreciation and amortization......        2,072,129           906,460            --      1,165,669
  Lease expense......................          440,715           387,386            --         53,329
                                           -----------        ----------     ---------     ----------
          Total operating expenses...       13,155,833         5,511,309            --      7,644,524
                                           -----------        ----------     ---------     ----------
          Income (loss) from
            operations...............          406,539           (26,700)      279,442        712,681
                                           -----------        ----------     ---------     ----------
Other income (expense)
  Interest expense...................       (1,181,859)         (550,228)           --       (631,631)
  Merger expenses....................          (96,000)               --            --        (96,000)
  Minority interest in net income of
     subsidiaries....................          341,167                --      (346,053)        (4,886)
  Other income (expenses)............          197,315           101,826            --         95,489
                                           -----------        ----------     ---------     ----------
          Total other income
            (expense)................         (739,377)         (448,402)     (346,053)      (637,028)
                                           -----------        ----------     ---------     ----------
          Income before taxes........         (332,838)         (475,102)      (66,611)        75,653
Income tax expense...................          126,472                --      (155,974)       (29,502)
                                           -----------        ----------     ---------     ----------
          Net income.................      $  (206,366)       $ (475,102)    $(222,585)    $   46,151
                                           ===========        ==========     =========     ==========

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information and explanatory notes set forth the pro forma effects on the historical financial position and results of operations of the Company in connection with the consummation of the FGI Transaction.

     The following Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the consummation of the FGI Transaction as if it had occurred as of March 31, 1998. The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the pro forma effect of the combined results of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 assuming consummation of the FGI Transaction as of January 1, 1997. The Company has accounted for the FGI Transaction as a purchase.

     The following unaudited pro forma condensed combined financial information was prepared by the Company based on the adjusted historical balance sheet and statement of income reflected in the unaudited condensed combined financial statements of FGI and Freedom Village of Holland, one of the FGI Communities acquired pursuant to the FGI Transaction (collectively, the "Freedom Group Entities"), which financial statements are included elsewhere in this report. The unaudited pro forma condensed combined financial information is based upon historical information, preliminary estimates, and certain assumptions regarding the ongoing operations of the acquired entities. Estimates relating to the fair value of certain assets, liabilities, and other items have been made as more fully described in the notes to the unaudited pro forma condensed combined financial information. Actual adjustments, which may include adjustments to additional assets, liabilities, and other items, will be made on the basis of appraisals or other evaluations as of the effective date of the acquisition and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

     The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results that would have been achieved if the FGI Transaction had been completed as of the dates indicated or that may be realized in the future.

     The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited financial statements and related notes thereto of the Company (previously filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1997 and on Form 10-Q for the quarter ended March 31, 1998) and the Freedom Group Entities (included herein).

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               AT MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                        ADJUSTED
                                                                        COMBINED
                                                                      FREEDOM GROUP    PRO FORMA      PRO FORMA
                                                        THE COMPANY    ENTITIES(A)    ADJUSTMENTS     COMBINED
                                                        -----------   -------------   -----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 29,050       $  2,280       $     --       $ 31,330
  Accounts receivable, net............................      6,681          3,123             --          9,804
  Deferred income taxes...............................      3,521            325             --          3,846
  Other current assets................................      6,185          6,967             --         13,152
                                                         --------       --------       --------       --------
    Total current assets..............................     45,437         12,695             --         58,132
  Land, buildings and equipment, net..................    240,643         93,714         47,213(B)     381,570
  Deferred lifecare fee receivable....................         --          4,319         (1,763)(B)      2,556
  Goodwill............................................      2,772          1,837         29,729(B)      34,338
  Other assets........................................     28,325          9,448          4,000(B)      41,773
                                                         --------       --------       --------       --------
    Total assets......................................   $317,177       $122,013       $ 79,179       $518,369
                                                         ========       ========       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................   $    318       $  8,063       $ (5,460)(C)   $  2,921
  Current portion of refundable life estate purchase
    price.............................................         --          1,440             --          1,440
  Accrued expenses....................................      6,281          5,996          2,000(B)      14,277
  Other current liabilities...........................      2,112          1,530          9,365(B)      13,007
                                                         --------       --------       --------       --------
    Total current liabilities.........................      8,711         17,029          5,905         31,645
  Long-term debt, excluding current portion...........    101,516         18,756         40,429(C)     154,446
                                                                                         (6,255)(C)
  Convertible debentures..............................    138,000             --             --        138,000
  Refundable portion of life estate purchase price....         --         48,751             --         48,751
  Deferred life estate income.........................         --         42,441             --         42,441
  Deferred income taxes...............................      3,567          1,679         11,920(B)      17,166
  Other long-term liabilities.........................      9,946            758             --         10,704
                                                         --------       --------       --------       --------
    Total liabilities.................................    261,740        129,414         51,999        443,153
Shareholders' equity:
  Common Stock........................................        114              2             (2)(B)        128
                                                                                             14(B)
  Additional paid-in capital..........................     60,205          1,370         (1,370)(B)     79,970
                                                                                         19,765(B)
  Other shareholders' equity, net.....................     (4,882)        (8,773)         8,773(B)      (4,882)
                                                         --------       --------       --------       --------
    Total shareholders' equity........................     55,437         (7,401)        27,180         75,216
                                                         --------       --------       --------       --------
    Total liabilities and shareholders' equity........   $317,177       $122,013       $ 79,179       $518,369
                                                         ========       ========       ========       ========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AT MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

(A) Reflects the pro forma condensed combined balance sheet of the Freedom Group Entities as of March 31, 1998, as adjusted to give effect to the distribution of certain assets subject to certain liabilities prior to the consummation of the FGI Transaction. See Note 2 to the combined financial statements of the Freedom Group Entities.

(B) To record the acquisition costs related to the FGI Transaction giving effect to such transaction as of March 31, 1998 as follows:

Purchase price:
  Discounted value of stock consideration...................  $19,779
  Consideration to be paid in cash..........................   32,579
  Reduction to cash consideration for working capital
    adjustment..............................................   (9,365)
  Cash consideration for purchase options...................    4,000
  Cash consideration for management contracts...............    1,500
  Transaction costs.........................................    2,000
                                                              -------
      Total FGI Transaction Costs...........................  $50,493
                                                              =======

    The discounted value of the stock consideration of $19,779 was computed using the closing market price on the date of execution of definitive agreements for the 1,370,000 FGI Shares, reduced to reflect the fair value discount attributable to marketability restrictions. In addition to the $32,579 cash portion of the purchase price for the FGI Entities, the Company also paid $4,000 in cash, to entities affiliated with a major shareholder of FGI, for options to purchase the entities' CCRCs currently under development, $1,500 to acquire a management contract, and incurred approximately $2,000 of transaction costs. In addition, the cash portion of the consideration will be increased by $1.0 million upon the satisfaction of certain conditions and will be reflected as additional goodwill.

    The purchase premium will be allocated to the net assets acquired in accordance with generally accepted accounting principles as follows:

Land, buildings and equipment, net..........................  $47,213
Deferred lifecare fee receivable............................   (1,763)
Other assets................................................    4,000
Other current liabilities...................................   (9,365)
Deferred income taxes.......................................  (11,920)
Elimination of Freedom Group Entities' equity...............   (7,401)
Purchase price in excess of net assets acquired.............   29,729
                                                              -------
    Total FGI Transaction Costs.............................  $50,493
                                                              =======

    Purchase accounting adjustments include: (i) an increase of $47,213 to reflect the fair market value of land, buildings, and equipment; (ii) an adjustment of $1,763 to the fair value of certain deferred lifecare fee receivables; (iii) the recognition of $29,729 of goodwill; (iv) the recognition of $4,000 of other assets reflecting the purchase options; (v) the recognition of $9,365 of additional current liabilities; (vi) the recognition of $11,920 of deferred taxes reflecting the difference between financial reporting and income tax bases of certain assets acquired; and
    (vii) the elimination of Freedom Group Entities' equity prior to the acquisition, including $2 of common stock, $1,370 of additional paid-in capital, and $8,773 of other shareholders' equity.

(C) For purposes of the pro forma financial information, it is assumed that as of March 31, 1998, the Company borrowed $40,429 of the cash requirements for the FGI Transaction. The Company repaid $11,715 of FGI's long-term indebtedness, including $5,460 of current maturities.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         ADJUSTED
                                                                         COMBINED
                                                              THE      FREEDOM GROUP    PRO FORMA      PRO FORMA
                                                            COMPANY     ENTITIES(D)    ADJUSTMENTS     COMBINED
                                                            --------   -------------   -----------     ---------
Revenues:
  Resident and health care revenue........................  $92,217       $29,817        $    --       $122,034
  Management services and other revenue...................    1,995         3,150            (29)(E)      5,116
                                                            --------      -------        -------       --------
    Total revenues........................................   94,212        32,967            (29)       127,150
Expenses:
  Community operating expense.............................   57,838        20,652             --         78,490
  Lease expense...........................................    3,405           401             --          3,806
  General and administrative..............................    8,051         4,094             --         12,145
  Depreciation and amortization...........................    6,855         4,905            191(F)      11,951
                                                            --------      -------        -------       --------
    Total operating expenses..............................   76,149        30,052            191        106,392
                                                            --------      -------        -------       --------
    Income (loss) from operations.........................   18,063         2,915           (220)        20,758
  Interest expense, net...................................  (12,188)         (881)        (1,146)(G)    (14,215)
  Minority interest in net income of subsidiaries.........       --          (250)           250(H)          --
  Other expense...........................................       (1)          (15)            --            (16)
                                                            --------      -------        -------       --------
    Income (loss) before income taxes and extraordinary
      item................................................    5,874         1,769         (1,116)         6,527
  Income tax expense (benefit)............................    4,340           690           (142)(I)      4,888
                                                            --------      -------        -------       --------
    Income before extraordinary item......................    1,534         1,079           (974)         1,639
  Extraordinary loss on extinguishment of debt, net of
    tax...................................................    6,334            --             --          6,334
                                                            --------      -------        -------       --------
    Net income (loss).....................................  $(4,800)      $ 1,079        $  (974)      $ (4,695)
                                                            ========      =======        =======       ========
Pro forma earnings data(J):
  Income before income taxes and extraordinary item.......  $ 5,874       $ 1,769        $(1,116)      $  6,527
  Pro forma income tax expense (benefit)..................    2,115           690           (142)         2,663
                                                            --------      -------        -------       --------
  Pro forma income (loss) before extraordinary item.......  $ 3,759       $ 1,079        $  (974)      $  3,864
                                                            ========      =======        =======       ========
Pro forma basic earnings per share........................  $  0.36                                    $   0.32
                                                            ========                                   ========
Pro forma diluted earnings per share......................  $  0.35                                    $   0.32
                                                            ========                                   ========
Weighted average shares used for basic earnings per share
  data....................................................   10,577                        1,370(K)      11,947
Effect of dilutive common stock options...................       98                                          98
                                                            --------                                   --------
Weighted average shares used for diluted earnings per
  share data..............................................   10,675                                      12,045
                                                            ========                                   ========

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

(D) Reflects the pro forma condensed combined statement of operations of the Freedom Group Entities for the year ended December 31, 1997, as adjusted to reflect the exclusion of the operations of certain entities distributed prior to the consummation of the FGI Transaction. See Note 17 to the audited combined financial statements of the Freedom Group Entities.

(E) Reflects a $29 decrease in management services revenue to give effect to the terms of the Company's management contracts entered into in connection with the FGI Transaction.

(F) Reflects a net increase in depreciation and amortization of $191 relating to purchase accounting adjustments for the FGI Transaction of (i) $1,349 increase in depreciation attributable to the increase in the values of buildings and equipment (depreciated using the straight-line method over the estimated useful lives of 40 years for buildings and seven years for furniture, fixtures, and equipment); (ii) $1,901 decrease in depreciation and amortization to reflect the impact of a change in the estimated remaining lives of buildings and equipment and costs of acquiring lifecare contracts to conform to the accounting methods used by the Company; and
    (iii) $743 increase in amortization attributable to goodwill (amortized over 40 years).

(G) Reflects an aggregate increase in net interest expense of $1,146 comprised of (i) $2,570 of additional interest expense associated with the aggregate assumed borrowings as of January 1, 1997 through existing lines of credit of $40,429 at 6.9% for purposes of the pro forma financial information (net of interest earnings of $220 on the purchase option payments); (ii) a $956 reduction of interest expense associated with the $11,715 of FGI indebtedness repaid by the Company; (iii) a $340 reduction of interest expense associated with a line of credit with a shareholder that was not assumed by the Company; and (iv) the recognition of $128 of interest income on the deferred lifecare fee receivables assuming an interest earnings rate of 5.0%.

(H) Reflects the elimination of a $250 minority interest in net income from Freedom Village of Holland and Lake Seminole Square as a result of the acquisition by the Company of 100% ownership in the CCRCs in connection with the FGI Transaction.

(I) Reflects a pro forma income tax benefit of $142 (excluding non-deductible goodwill) assuming an effective tax rate of 38%.

(J) Reflects pro forma income taxes excluding the effects of a one-time non-cash tax charge of $3.0 million relating to the conversion from a non-taxable limited partnership to a taxable corporation and assuming the Company was a taxable entity for all of 1997 at an effective tax rate of 36%.

(K) Reflects the issuance of the 1,370,000 FGI Shares as part of the purchase consideration in the FGI Transaction.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        ADJUSTED
                                                                        COMBINED
                                                              THE     FREEDOM GROUP    PRO FORMA      PRO FORMA
                                                            COMPANY    ENTITIES(L)    ADJUSTMENTS     COMBINED
                                                            -------   -------------   -----------     ---------
Revenues:
  Resident and health care revenue........................ $26,398       $ 7,541        $    --        $33,939
  Management services and other revenue...................   1,679           816            390(M)       2,885
                                                            -------      -------        -------        -------
    Total revenues........................................  28,077         8,357            390         36,824
Expenses:
  Community operating expense.............................  17,018         5,478             --         22,496
  Lease expense...........................................   1,685            53             --          1,738
  General and administrative..............................   2,053         1,043           (312)(N)      2,784
  Depreciation and amortization...........................   1,974         1,166             48(O)       3,188
                                                            -------      -------        -------        -------
    Total operating expenses..............................  22,730         7,740           (264)        30,206
                                                            -------      -------        -------        -------
    Income from operations................................   5,347           617            654          6,618
Interest expense, net.....................................  (2,951)         (631)          (246)(P)     (3,828)
Minority interest in net income of subsidiaries...........      --            (5)             5(Q)          --
Other income (expense)....................................     (26)           95             --             69
                                                            -------      -------        -------        -------
    Income before income taxes............................   2,370            76            413          2,859
Income tax expense........................................     853            30            228(R)       1,111
                                                            -------      -------        -------        -------
    Net income............................................  $1,517       $    46        $   185          1,748
                                                            =======      =======        =======        =======
Basic earnings per share..................................  $ 0.13                                     $  0.14
                                                            =======                                    =======
Diluted earnings per share................................  $ 0.13                                     $  0.13
                                                            =======                                    =======
Weighted average shares used for basic earnings per share
  data....................................................  11,421                        1,370(S)      12,791
Effect of dilutive common stock options...................     212                                         212
                                                            -------                                    -------
Weighted average shares used for diluted earnings per
  share data..............................................  11,633                                      13,003
                                                            =======                                    =======

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

(L) Reflects the pro forma condensed combined statement of operations of the Freedom Group Entities for the three months ended March 31, 1998, as adjusted to reflect the exclusion of the operations of certain entities distributed prior to the consummation of the FGI Transaction. See Note 2 to the unaudited condensed combined financial statements of the Freedom Group Entities.

(M) Reflects a $390 increase in management services revenue to give effect to the terms of the Company's management contracts entered into in connection with the FGI Transaction.

(N) Reflects anticipated reduction, in general and administrative costs of $312 from the elimination of certain FGI corporate positions pursuant to contractual arrangements.

(O) Reflects a net increase in depreciation and amortization of $48 relating to purchase accounting adjustments for the FGI Transaction of (i) $337 increase in depreciation attributable to the increase in the values of buildings and equipment (depreciated using the straight-line method over the estimated useful lives of 40 years for buildings and seven years for furniture, fixtures, and equipment); (ii) a decrease in depreciation and amortization of $475 to reflect the impact of a change in the estimated remaining lives of buildings and equipment and costs of acquiring lifecare contracts to conform to the accounting methods used by the Company; and (iii) $186 increase in amortization attributable to goodwill (amortized over 40 years).

(P) Reflects an aggregate increase in net interest expense of $246 comprised of
    (i) $642 of additional interest expense associated with the aggregate assumed borrowings as of January 1, 1997 through existing lines of credit of $40,429 at 6.9% for purposes of the pro forma financial information (net of interest earnings of $55 on the purchase option payments); (ii) a $239 reduction of interest expense associated with the $11,715 of FGI indebtedness repaid by the Company; (iii) a $125 reduction of interest expense associated with a line of credit with a shareholder that was not assumed by the Company; and (iv) the recognition of $32 of interest income on the deferred lifecare fee receivables assuming an interest earnings rate of 5.0%.

(Q) Reflects the elimination of a $5 minority interest in net income from Freedom Village of Holland and Lake Seminole Square as a result of the acquisition by the Company of 100% ownership in the CCRCs in connection with the FGI Transaction.

(R) Reflects a pro forma income tax expense of $228 (excluding non-deductible goodwill) assuming an effective tax rate of 38%.

(S) Reflects the issuance of the 1,370,000 FGI Shares as part of the purchase consideration in the FGI Transaction.


         (c)      Exhibits

         2 Agreement and Plan of Merger, dated as of May 24, 1998, by and among American Retirement Corporation, Freedom Group, Inc., and the shareholders of Freedom Group, Inc.*

         23       Consent of KPMG Peat Marwick LLP

         99       Press Release, dated July 16, 1998

*Incorporated by reference to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 29, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN RETIREMENT CORPORATION


Date: July 27, 1998                     By: /s/ W.E. Sheriff
                                            ------------------------------------
                                            W.E. Sheriff
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX



   No.                                     Exhibit
---------          -------------------------------------------------------------
    2              Agreement and Plan of Merger, dated as of May 29, 1998, by and among American Retirement Corporation, Freedom Group,
                   Inc., and the shareholders of Freedom Group, Inc.*

   23              Consent of KPMG Peat Marwick LLP

   99              Press Release, dated July 16, 1998

*Incorporated by reference to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 29, 1998.